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                                                                   Exhibit 10.48


                     AMENDED AND RESTATED SECURITY AGREEMENT


      THIS AMENDED AND RESTATED SECURITY AGREEMENT is made as of February 18, 1997, by ADFLEX SOLUTIONS, INC., a Delaware corporation, ("Grantor"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB") and each other lender whose name is set forth on the signature pages of that certain Credit Agreement (as defined below) or which may hereafter execute and deliver an instrument of assignment with respect to the Credit Agreement (each a "Bank" and collectively, "Banks"), and FNBB as agent for Banks under the Credit Agreement ("Secured Party").

                                    RECITALS

      A. Grantor, Banks and Agent desire to amend and restate in its entirety that certain Security Agreement dated as of June 18, 1996 (the "Original Security Agreement"), by and among Grantor, Banks and Agent. Pursuant to that certain Credit Agreement dated as of October 31, 1995 (as amended by that certain First Amendment to Credit Agreement dated as of December 29, 1995, that certain Second Amendment to Credit Agreement dated as of June 18, 1996 and that certain Third Amendment to Credit Agreement (the "Third Amendment") dated as of the date hereof, and as the same may be further amended, modified or supplemented or restated from time to time, the "Credit Agreement"), by and among Grantor, Agent and Banks named therein, Banks have agreed to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Credit Agreement (collectively, the "Loans").

      B. Grantor has requested that Secured Party and the Banks agree to amend certain provisions of the Credit Agreement pursuant to the Third Amendment.

      C. It is a condition precedent to the effectiveness of the Third Amendment that Grantor shall have executed and delivered to Agent and Banks this Amended and Restated Security Agreement whereby Grantor shall have granted to Agent on behalf of Banks a security interest in the Collateral (as hereinafter defined) securing Grantor's obligations under the Credit Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in order to induce Banks to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

      1. DEFINED TERMS. Unless otherwise defined herein, (i) the terms defined in the Credit Agreement are used herein as therein defined and (ii) the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):


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      "Account Debtor" means any "account debtor," as such term is defined in section 9105(1)(a) of the UCC.

      "Accounts" means any "account," as such term is defined in section 9106 of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

      "Chattel Paper" means any "chattel paper," as such term is defined in section 9105(1)(b) of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires an interest.

      "Collateral" shall have the meaning assigned to such term in SECTION 2 of this Security Agreement.

      "Contracts" means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Grantor may now or hereafter have any right, title or interest, including, without limitation, any and all right, title and interest of Grantor under any customer agreements, supply agreements, distribution agreements, rebate agreements, processing agreements, warehousing agreements or royalty agreements and shall include, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

      "Copyright License" means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest.

      "Copyrights" means all of the following now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or


                                       2.
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of any other country; (ii) registrations, applications and recordings in the
United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country; (iii) any continuations, renewals or extensions thereof; and (iv) any registrations to be issued in any pending applications.

      "Documents" means any "documents," as such term is defined in section 9105(1)(f) of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires an interest.

      "Equipment" means any "equipment," as such term is defined in section 9109(2) of the UCC, now or hereafter owned or acquired by Grantor or in which Grantor now holds or hereafter acquires an interest, and, in any event, shall include, without limitation, all machinery, equipment, furnishings, vehicles and computers and other electronic data-processing and other office equipment, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      "Fixtures" means "fixtures," as such term is defined in section 9313(1)(a) of the UCC, now or hereafter owned or acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, regardless of where located, all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including, without limitation, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, food preparation, incinerating and power, loading and unloading, communication, sprinkler and other fire prevention and extinguishing, fixtures, systems, machinery, apparatus and equipment, any signs, escalators, elevators, boilers or switchboards, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all right, title, and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

      "General Intangibles" means any "general intangibles," as such term is defined in section 9106 of the UCC, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires an interest, and, in any event, shall include, without limitation, all right, title and interest which Grantor may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark,


                                       3.
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Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts (including as defined in Section 9105(e) of the UCC), rights to receive tax refunds and other payments and rights of indemnification.

      "Instruments" means any "instrument," as such term is defined in section 9105(1)(i) of the UCC now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires any interest, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

      "Intellectual Property" means all intellectual property of any kind or nature, including, without limitation, all Copyrights, Trademarks, Patents, trade secrets, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records.

      "Inventory" means any "inventory," as such term is defined in section 9109(4) of the UCC, wherever located, now or hereafter owned or acquired by Grantor or in which Grantor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property which are held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not such inventory is listed on any schedules, assignments or reports furnished to Agent and Banks from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Grantor or is held by Grantor or by others for Grantor's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

      "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires an interest, and any renewals or extensions thereof.

      "Lien" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

      "Patent License" means any written agreement granting any right with respect to any invention on which a Patent is in existence, now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires an interest.


                                       4.
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      "Patents" means all of the following now owned or hereafter acquired by
Grantor or in which Grantor now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (ii) all reissues, continuations, continuations-in-part or extensions thereof; (iii) all petty patents, divisionals, and patents of addition; and (iv) all patents to issue in such applications.

      "Permitted Liens" means Liens or encumbrances permitted by SECTION 6.4 of the Credit Agreement.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

      "Proceeds" means "proceeds," as such term is defined in section 9306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds, payable to Grantor from time to time in respect of the Collateral, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iv) any claim of Grantor against third parties (a) for past, present or future infringement of any Patent or Patent License, (b) for past, present or future infringement of any Copyright, or (c) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and
(v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any Contract.

      "Secured Obligations" means all loans, advances, debts, liabilities and Obligations, for monetary amounts owed by Grantor to Agent or Banks, or to Agent on behalf of Banks, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or noncontingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, evidenced by the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case against Grantor or any affiliate of Grantor under the Bankruptcy Code), fees, including, without limitation, any and all closing fees, prepayment fees, commitment fees, loan fees, agent fees and attorneys' fees and any and all other fees, expenses, costs or other sums chargeable to Grantor under any of the Loan Documents.


                                       5.
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      "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires an interest.

      "Trademarks" means all of the following now owned or hereafter acquired by Grantor or in which Grantor now holds or hereafter acquires an interest: (i) any and all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (ii) any and all reissues, extensions or renewals thereof.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Agent and Banks to enter into the Third Amendment and to make the Loans in accordance with the terms and conditions of the Credit Agreement as amended by the Third Amendment, Grantor hereby assigns and transfers (for the purposes of the creation of a security interest therein), conveys, mortgages, pledges and hypothecates to Agent, on behalf of Banks, and hereby grants to Agent, on behalf of Banks, a security interest in and to all of Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

            (a)   All Accounts of Grantor;

            (b)   All Chattel Paper of Grantor;

            (c)   All Contracts of Grantor;

            (d)   All Documents of Grantor;

            (e)   All Equipment of Grantor;

            (f)   All Fixtures of Grantor;



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            (g)   All General Intangibles of Grantor;

            (h)   All Instruments of Grantor;

            (i)   All Inventory of Grantor;

            (j)   All Licenses of Grantor;

            (k) All property of Grantor held by Agent, or any other party for whom Agent is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Agent or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

            (l) All other goods and personal property of Grantor, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Grantor and wherever located; and

            (m) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing, the term "Collateral" shall not include any property or rights which are now or hereafter held by Grantor to the extent, and solely to the extent, that such rights are not assignable or capable of being encumbered as a matter of law or under written terms of any license or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable or give rise to damages under law) and, provided, further, that, upon the elimination of any such restriction, such grant of a security interest shall automatically extend to such Collateral.

      3.    RIGHTS OF AGENT AND BANKS; COLLECTION OF ACCOUNTS.

            (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Neither Agent nor Banks shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Agent of a Lien therein or the receipt by Agent or Banks of any payment relating to any Contract or License pursuant hereto, nor shall Agent or Banks be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or


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
the payment of any amounts which may have been assigned to it, for security purposes, or to which it may be entitled at any time or times.

            (b) Agent authorizes Grantor to collect its Accounts in a prudent and businesslike manner, and Agent may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate such authority at any time. If required by Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts or Licenses shall be promptly deposited by Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by Agent subject to withdrawal by Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by Grantor for and as Agent's property and shall not be commingled with Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. Agent may, in its sole discretion, apply, as received, all or a part of the funds on deposit in said special account to the principal of or interest on, or both, in respect of any of the Secured Obligations in accordance with the provisions of
SECTION 7(G) hereof, and any part of such funds which Agent elects not so to apply, or fails to promptly elect to apply, shall be promptly paid over by Agent to Grantor. If an Event of Default has occurred and is continuing, at the request of Agent, Grantor shall deliver to Agent all original and other documents evidencing, and relating to, the sale and delivery of its Inventory and all original and other documents evidencing and relating to, the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

            (c) The Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments, and Chattel Paper have been assigned as collateral security to the Agent, on behalf and for the benefit of Banks, and that payments shall be made directly to Agent. Upon the occurrence and during the continuation of any Event of Default and upon the request of Agent, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, Agent may, in its name, or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

      4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Agent and Banks that:

            (a) Except for the security interest granted to Agent under this Security Agreement and other Permitted Liens, Grantor is the sole legal and equitable owner of each item


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of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens.

            (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Agent pursuant to this Security Agreement or such as relate to other Permitted Liens.

            (c) This Security Agreement creates and grants to Agent on behalf of Banks a legal and valid security interest in and to all of the Collateral in which Grantor now has rights and will create a legal and valid security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights.

            (d) Grantor's chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the addresses set forth on the Collateral Information Certificate attached hereto as the Exhibit and incorporated herein by this reference (the "Collateral Information Certificate"). The Collateral, other than deposit accounts, is presently located at the addresses set forth on the Collateral Information Certificate. Grantor shall not, during the continuance of this Security Agreement, change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Grantor's business, the Collateral or the records concerning the Collateral from those premises without prior written notice to Agent.

            (e) All material Collateral of Grantor with respect to which a security interest must be perfected by the secured party's taking possession thereof, including, without limitation, Instruments, and all Chattel Paper are described on the Collateral Information Certificate. All action necessary or desirable to protect and perfect such security interest in each item set forth on the Collateral Information Certificate, including, without limitation, the delivery of all originals thereof to Agent, has been duly taken. The security interest of Agent in the Collateral listed on the Collateral Information Certificate is prior in right and interest to all other Liens on such Collateral and is enforceable as such against creditors of and purchasers from Grantor.

            (f) The amount represented by Grantor to Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of Grantor shall at such time be the correct amount, in all material respects, actually and unconditionally owing by such Account Debtors thereunder.

            (g) All Copyrights, material Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned, held or in which Grantor otherwise has any rights are listed on the Collateral Information Certificate.

            (h) None of the Patents, Trademarks or Copyrights has been licensed to any third party, except for Licenses issued in the ordinary course of business to enable Grantor to conduct its business.


                                       9.

            (i) To the best of Grantor's knowledge, each issued Patent, Trademark and Copyright is valid, subsisting, unexpired and enforceable, and Grantor has (i) as soon as practicable after the issuance of each Patent been using appropriate statutory patent marking practices in connection with its use of issued Patents; (ii) as soon as practicable after the issuance of each Trademark registration been using appropriate statutory notice of such registration in connection with its use of registered Trademarks; and (iii) placed an appropriate statutory copyright notice on all publicly distributed copies of copyrighted materials which are material to Grantor's business.

            (j) No holding, decision, or judgment has been rendered in any action or proceeding limiting, canceling or questioning the validity of or Grantor's rights in any Patent, Trademark or Copyright and no such action or proceeding is pending or, to the best of Grantor's knowledge, threatened. To the best of Grantor's knowledge, there is no existing breach or default under any License.

            (k) To the best of Grantor's knowledge, the conduct of Grantor's business does not infringe upon any Patent or similar intellectual property right owned or controlled by a third party.

            (l) The information contained in the Collateral Information Certificate attached hereto as the EXHIBIT is true and correct.

      5. COVENANTS. Grantor covenants and agrees with Agent and Banks that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

            5.1 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Agent, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to Agent of any Contract or License held by Grantor or in which Grantor has any rights not heretofore assigned, (b) filing or cooperating with Agent in filing any financing or continuation statements under the UCC or assignments with respect to the security interests granted hereby, (c) filing or cooperating with Agent in filing any forms or other documents required to be filed with the United States Patent and Trademark Office, United States Copyright Office, or any filings in any foreign jurisdiction or under any international treaty, required to secure or protect Agent's interest in the Collateral, (d) transferring material Collateral to Agent's possession (if a security interest in such Collateral can only be perfected by possession), (e) placing the interest of Agent as lienholder on the certificate of title (or other evidence of ownership) of any vehicle owned by Grantor or in or with respect to which Grantor holds a beneficial interest, and
(f) using its best efforts to obtain waivers of liens from landlords and mortgagees. Grantor also hereby authorizes Agent to file any such financing or continuation statement without the signature of Grantor. If any amount payable under or in connection with


                                       10.

any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent and delivered to Agent immediately upon Grantor's receipt thereof.

            5.2 MAINTENANCE OF RECORDS. Grantor shall keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the request of Agent, Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper shall be marked with the following legend: "THIS WRITING AND THE OBLIGATIONS EVIDENCED OR SECURED HEREBY ARE SUBJECT TO THE SECURITY INTEREST OF THE FIRST NATIONAL BANK OF BOSTON, AS AGENT, UNDER THAT CERTAIN AMENDED AND RESTATED SECURITY AGREEMENT IN ITS FAVOR DATED AS OF FEBRUARY 18, 1997, AS AMENDED."

      5.3 INDEMNIFICATION.

            (a) GENERAL INDEMNITY. Borrower shall pay, indemnify, and hold each Bank, Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement or the transactions contemplated hereby, and with respect to any investigation, litigation or proceeding (including any proceeding in bankruptcy or appellate proceeding) related to this Security Agreement, whether or not any Indemnified Person is a party hereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Grantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

            (b) SURVIVAL; DEFENSE. The obligations in this SECTION 5.3 shall survive payment of all Secured Obligations. At the election of any Indemnified Person, Grantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such person's sole discretion, at the sole cost and expense of Grantor. All amounts owing under this SECTION 5.3 shall be paid within thirty (30) days after demand.

            5.4 COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, Grantor shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Documents, Instruments and Licenses and all other agreements relating to the Collateral to which it is a party or by which it is bound.

            5.5 LIMITATION ON LIENS ON COLLATERAL. Grantor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Agent under this Security Agreement. Grantor shall further defend the right, title and interest


                                     11.

of Agent in and to any of Grantor's rights under the Chattel Paper, Contracts, Documents and Instruments and to the Equipment, Fixtures and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

            5.6 LIMITATIONS ON MODIFICATIONS OF ACCOUNTS, ETC. Upon the occurrence and during the continuation of any Event of Default, Grantor shall not, without Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Grantor.

            5.7 MAINTENANCE OF INSURANCE. Grantor shall maintain, with financially sound and reputable companies, insurance policies insuring (a) its Equipment, Fixtures and Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (b) Grantor and Agent against liability for personal injury and property damage relating to such Equipment, Fixtures and Inventory. Such policies are to be in such amounts and against at least such risk as are usually insured against in the same general area by companies of the same or a similar size engaged in the same or a similar business as Grantor. Grantor, at its expense, shall obtain a standard first mortgage endorsement (Lenders Loss Payable Endorsement 438BFU, ISO endorsement CP12181091 or equivalent) to each such policy for the benefit of Agent. Grantor shall, if so requested by Agent, deliver to Agent, as often as Agent may reasonably request, a report of a reputable insurance broker satisfactory to Agent with respect to the insurance on its Equipment, Fixtures and Inventory. All insurance with respect to the Equipment, Fixtures and Inventory shall provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least twenty (20) days after receipt by Agent of written notice thereof.

            5.8 TAXES, ASSESSMENTS, ETC. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

            5.9 LIMITATIONS ON DISPOSITION. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so in violation of SECTIONS 6.3 or 6.5 of the Credit Agreement except for the licensing of Grantor's Intellectual Property rights in the ordinary course of business.

            5.10 FURTHER IDENTIFICATION OF COLLATERAL. Grantor shall, if so requested by Agent, furnish to Agent, as often as Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.


                                       12.

            5.11 NOTICES. Grantor shall advise Agent promptly, in reasonable detail, of (a) any material Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral, and (b) the occurrence of any other event which would have a Material Adverse Effect.

            5.12 RIGHT OF INSPECTION AND AUDIT. Upon reasonable notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Agent or any agents or representatives of Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of Grantor relating to the Collateral, and Agent or any agents or representatives of Agent may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Agent, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Agent and its agents and representatives shall also have the right to enter into and upon any premises where any of the Equipment, Fixtures or Inventory is located for the purpose of conducting audits and making physical verifications of such Equipment, Fixtures and Inventory and test verifications of the Accounts in any manner and through any medium that it considers advisable, and Grantor agrees to furnish all such assistance and information as Agent may reasonably require in connection therewith. The cost and expense of such audits shall be borne by Grantor. Grantor, at its own expense, shall cause certified independent public accountants, reasonably satisfactory to Agent, to prepare and deliver to Agent the results of any physical verification of all or any portion of Grantor's Equipment, Fixtures or Inventory and any test verification of Grantor's Accounts made or observed by such accountants when and if such verification is conducted.

            5.13 MAINTENANCE AND PRESERVATION OF PROPERTIES AND FACILITIES. Grantor shall maintain and protect its properties, assets and facilities, including, without limitation, its Equipment and Fixtures, material to the operation of its business, in good order and working repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements thereto and shall competently manage and care for its properties material to the operation of its business, all portions and interests therein, including the Collateral, in accordance with prudent industry practices applicable to the particular property, portion or interest therein, involved.

            5.14 CONTINUOUS PERFECTION. Grantor shall not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9402(7) of the UCC (or any other then applicable provision of the UCC) unless Grantor shall have given Agent prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading.


                                       13.

            5.15  COVENANTS REGARDING INTELLECTUAL PROPERTY.

                  (a) Grantor shall notify Agent promptly if it knows or has reason to know that any application or registration relating to any Copyright, Patent or Trademark which is material to the conduct of Grantor's business may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, United States Patent and Trademark Office or any court) regarding Grantor's ownership of any Copyright, Patent or Trademark which is material to the conduct of Grantor's business, its right to register the same, or to keep and maintain the same.

                  (b) Grantor shall take all commercially reasonable steps necessary to prevent any misuse, infringement, misappropriation, unauthorized use or abandonment of its Copyrights, Patents, Trademarks, or other Intellectual Property where a lack of such protection would have a Material Adverse Effect. Grantor's efforts pursuant to this section shall include, but not be limited to:
(i) establishing prudent security measures and procedures governing access to, and use of, property protected by Copyrights, Trademarks or Patents or of Intellectual Property owned or licensed by Grantor or developed by any Person on behalf of Grantor; (ii) establishing and maintaining in force any agreements with employees and consultants, or any written terms of employment, as are customarily used in Grantor's industry for the protection of Intellectual Property; and (iii) vigorous enforcement of Grantor's rights in any Intellectual Property.

                  (c) In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Copyright with the United States Copyright Office or Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof unless it promptly informs Agent and, upon request of Agent, executes and delivers any and all agreements, instruments, documents, and papers as Agent reasonably may request to evidence Agent's security interest in such Copyright, Patent or Trademark, including, without limitation, with respect to Trademarks, the goodwill of Grantor, relating thereto or represented thereby.

                  (d) Grantor shall (i) promptly make application to register any copyrightable or patentable property or trade name or Trademark of Grantor which is material to Grantor's business, including the most recent version of Grantor's existing Copyrights, if not so already registered; and (ii) take all necessary action to maintain and pursue each such application (and to obtain the relevant registration) and to maintain the registration of each of the Copyrights, Patents and Trademarks which is material to the conduct of Grantor's business, including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                  (e) In the event that any Copyright, Patent or Trademark is infringed, misappropriated or diluted by a third party, Grantor shall notify the Agent promptly after Grantor learns thereof and shall, unless Grantor shall reasonably determine that such Copyright,


                                       14.

Patent or Trademark is not material to the conduct of Grantor's business, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

      6.    AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

            (a) Grantor hereby irrevocably constitutes and appoints Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Agent the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

                  (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name, or otherwise, to take possession of, endorse and collect any checks, drafts, note, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                  (ii) to pay or discharge any Lien or Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Agent or as Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (7) license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive


                                       15.

basis, any Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as the Agent shall in its discretion determine, and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Grantor's expense, at any time, or from time to time, all acts and things which Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and Agent's Lien thereon in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

            (b) Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Agent pursuant to this SECTION 6. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this SECTION 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are paid and performed in full.

            (c) The powers conferred on Agent hereunder are solely to protect Agent's and Banks' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to Grantor for any act or failure to act pursuant to this
SECTION 6, except for its own gross negligence or willful misconduct.

            (d) Grantor also authorizes Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to (i) communicate in its own name with any party to any Contract with regard to the assignment for security purposes of the right, title and interest of Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) execute, in connection with the sale of Collateral provided for in SECTION 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (e) If Grantor fails to perform or comply with any of its agreements contained herein and Agent or any Bank, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys' fees, of Agent or such Bank incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loans, shall be payable by Grantor to Agent or such Bank on demand and shall constitute Secured Obligations secured hereby.

      7.    RIGHTS AND REMEDIES UPON DEFAULT.

            (a) If any Event of Default shall occur and be continuing, Agent may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured


                                       16.

party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, ship, advertise for sale or lease and sell or lease (in the manner provided for herein) the Collateral, and in connection with liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, trade name, trade style, Copyright, or process used or owned by Grantor; and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

            (b) If an Event of Default shall occur and be continuing, to the extent Grantor has the right, Grantor authorizes Agent, on the terms set forth in this SECTION 7, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge or lien which, in the opinion of Agent, appears to be prior or superior to its security interest in the Collateral.

            (c) If an Event of Default shall occur and be continuing, Agent or any Bank shall have the right upon any public sale or sales permitted under this
SECTION 7, and, to the extent permitted by law, upon any such private sale or sales permitted under this SECTION 7, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at Grantor's premises or elsewhere. Agent and Banks shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in SECTION 7(G) hereof, Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including section 9504(1)(c) of the UCC, need Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Agent or Agent's breach of any of its obligations hereunder. Grantor agrees that Agent need not give more than ten (10) days' notice (which notification shall be deemed given in accordance with the Credit Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent is entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Agent to collect such deficiency.


                                       17.

            (d) Grantor also agrees to pay all reasonable fees, costs and expenses of Agent and Banks, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

            (e) If an Event of Default shall occur and be continuing, upon Agent's request, Grantor agrees to promptly execute assignments of Grantor's entire right, title and interest in and to each of the Patents, Trademarks, Copyrights and Licenses. Such assignments shall be in form and content which is recordable in the United States Patent and Trademark Office or Copyright Office, as applicable, and otherwise reasonably acceptable to the Agent.

            (f) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

            (g) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Agent in the following order of priorities:

                  First, to Agent and Banks in an amount sufficient to pay in full the reasonable costs of Agent and Banks in connection with such sale, disposition or other realization, including all reasonable fees, costs, expenses, liabilities and advances incurred or made by Agent and Banks in connection therewith, including, without limitation, reasonable attorneys' fees;

                  Second, to Agent for the account of Banks in an amount equal to the then unpaid principal of and accrued interest and prepayment premiums, if any, on the Secured Obligations;

                  Third, to Agent and Banks in an amount equal to any other
            Secured Obligations which are then unpaid; and

                  Finally, upon payment in full of all of the Secured
            Obligations, to Grantor or its representatives or as a court of competent jurisdiction may direct.

      8. GRANT OF LICENSE TO INTELLECTUAL PROPERTY. For the sole purpose of enabling Agent to exercise its rights and remedies under SECTION 7 hereof at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent an irrevocable (for so long as it has the right to exercise such rights and remedies), non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Copyright, Patent or Trademark, and to exercise any rights held by Grantor under any Copyright, Patent or Trademark license or sublicense, now owned or hereafter acquired, by license or otherwise, by Grantor, and wherever the same may be located, and including, without limitation, with respect to such license, reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.



                                       18.

      9. LIMITATION ON AGENT'S DUTY IN RESPECT OF COLLATERAL. Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under section 9207 of the UCC.

      10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      11.   MISCELLANEOUS.

            11.1 NOTICES. Any notice or other communication hereunder to any party shall be addressed and delivered (and shall be deemed given) in accordance with the Credit Agreement.

            11.2 SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11.3 HEADINGS. The various headings in this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions hereof.

            11.4  NO WAIVER; CUMULATIVE REMEDIES.

                  (a) Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

                  (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.


                                       19.

                  (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Agent and Banks.

            11.5 TIME IS OF THE ESSENCE. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

            11.6 TERMINATION OF THIS SECURITY AGREEMENT. Subject to SECTION 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations other than inchoate indemnity obligations.

            11.7 SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Agent and Banks, inure to the benefit of Agent and Banks, any future holder of any Note and their respective successors and assigns permitted under the Credit Agreement. No sales of participations in, or other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing, the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent hereunder.

            11.8 FURTHER INDEMNIFICATION. Grantor agrees to pay, and to keep Agent and each Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

            11.9 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

            11.10 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterpart has been received by Grantor, Agent and Banks.

            11.11 NO NOVATION. This Amended and Restated Loan Agreement is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Original Security Agreement, as executed and delivered on June 18, 1996, shall remain in full force and effect. Without limiting the generality of the foregoing, SECTION 5.3 of the Original Security Agreement shall survive the effectiveness of this Amended and Restated Security Agreement and shall remain enforceable against Grantor.


                                       20.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR                                   ADFLEX SYSTEMS, INC.


                                          By: /s/ Rolando Esteverena
                                              ----------------------
                                                Rolando Esteverena,
                                                Chairman and CEO


Accepted and acknowledged by:

AGENT:

THE FIRST NATIONAL BANK OF BOSTON



By: /s/ Teresa Heller
    -----------------------------
      Teresa Heller,
      Director


BANKS:

THE FIRST NATIONAL BANK OF BOSTON



By: /s/ Teresa Heller
    -----------------------------
      Teresa Heller,
      Director


WELLS FARGO BANK, N.A.
(as successor to First Interstate Bank of Arizona, N.A.)


By: /s/ Mae Delabarre
   -----------------------------
      Mae Delabarre,
      Assistant Vice President


                                     21.

                                     EXHIBIT


                       COLLATERAL INFORMATION CERTIFICATE


                                       22.